Exhibit 99.1

AgeX Therapeutics Reports Fourth Quarter and Annual 2020 Financial Results and Provides Business Update

●	Sponsored research at The Ohio State University to Generate Proof-of-Concept Animal Data for AgeX’s Brown Adipose Tissue (BAT) Cell Therapy Candidate for Diabetes and Obesity

●	Sublicensed Stem Cell Line ESI-053 to ImStem Biotechnology for Development of Cell Therapy Candidate IMS001 for COVID-19 and Acute Respiratory Distress Syndrome

●	Announced Preprint Article Relating to Regeneration, Aging, and Cancer

ALAMEDA, Calif. --(BUSINESS WIRE)--March 31, 2021-- AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported its financial and operating results for the fourth quarter and the full year ended December 31, 2020.

Recent Highlights

●	AgeX entered into a sponsored research agreement with The Ohio State University using AgeX’s brown adipocyte tissue (BAT) cell therapy candidate AgeX-BAT1 in mice to determine whether transplantation of AgeX-BAT1 cells may improve diet-induced obesity, metabolic health including glucose metabolism, and cardiac function. Loss of non-shivering thermogenic BAT, also known as brown or good fat, in humans with aging is associated with obesity, type II diabetes, and cardiovascular disease. The research will utilize AgeX’s proprietary BAT cellular product candidate AgeX-BAT1.

●	AgeX and ImStem Biotechnology, Inc. (“ImStem”), a biopharmaceutical company developing embryonic stem cell (ESC) derived mesenchymal stem cells (MSCs) entered into a non-exclusive, royalty-bearing sublicense for the use of AgeX’s clinical-grade ESC line ESI-053 to derive ImStem’s investigational MSC product candidate IMS001 for development in COVID-19 as well as acute respiratory distress syndrome (ARDS) from other causes. Emerging preclinical and clinical data support the potential of MSCs to be useful in COVID-19 and ARDS from other causes. ImStem’s MSC product candidate IMS001 is derived from AgeX’s stem cell line ESI-053. In March 2020, IMS001 gained FDA IND clearance to begin a human study in multiple sclerosis.

●	AgeX announced on March 12, 2021 the online publication of data relating to regeneration, aging, and cancer in bioRxiv. The paper titled “Differential Expression of α, β, and γ Protocadherin Isoforms During Differentiation, Aging, and Cancer” presents for the first time data relating to mechanisms cells may use in the process of regeneration. The paper discloses alterations in certain genes that may prevent regeneration from occurring in adult humans. It also provides evidence that the family of genes may be involved in a wide array of human cancers.

Liquidity and Capital Resources

Amendment to 2019 Loan Agreement

On February 10, 2021, AgeX entered into an amendment to its 2019 Loan Facility Agreement with Juvenescence Limited (“Juvenescence”). The Amendment extends the maturity date of loans under the agreement to February 14, 2022 and increases the amount of the loan facility by $4.0 million. All loans in excess of the initial $2.0 million that AgeX previously borrowed are subject to Juvenescence’s discretion.

At-the-market Offering Facility

During January 2021 AgeX entered into a sales agreement with Chardan Capital Markets LLC (“Chardan”) for the sale of shares of AgeX common stock in at-the-market (“ATM”) transactions. In accordance with the terms of the sales agreement, AgeX may offer and sell shares of common stock having an aggregate offering price of up to $12.6 million through Chardan acting as the sales agent. Through March 26, 2021, AgeX raised approximately $496,000 in gross proceeds through the sale of shares of common stock.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, AgeX believes that its cash and cash equivalents and available sources of debt and equity capital would not be sufficient to satisfy AgeX’s anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Annual Report on Form 10-K for the year ended December 31, 2020. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

Balance Sheet Information

Cash, and cash equivalents, and restricted cash totaled $0.6 million as of December 31, 2020, as compared with $2.5 million as of December 31, 2019. Since January 1, 2021, AgeX had cash proceeds of approximately $3.2 million through loans from Juvenescence, sales of shares of AgeX common stock, and the disposition of its subsidiary LifeMap Sciences, Inc. (“LifeMap Sciences”) through a cash-out merger.

Fourth Quarter and Annual 2020 Operating Results

Revenues: Total Revenues for the fourth quarter of 2020 were $0.5 million. Total revenues for the year ended December 31, 2020 were $1.9 million, as compared with $1.7 million in the same period in 2019. AgeX revenue was primarily generated by its subsidiary LifeMap Sciences, Inc. which AgeX disposed of on March 15, 2021 through a cash-out merger. Revenues for the year ended December 31, 2020 also included approximately $0.3 million of allowable expenses under a research grant from the NIH as compared with $0.2 million in the same period in 2019.

Operating expenses: Operating expenses for the three months ended December 31, 2020, were $2.9 million, as reported, which was comprised of $2.5 million for AgeX and $0.4 million for LifeMap Sciences, and were $2.3 million, as adjusted, comprised of $2.0 million for AgeX and $0.3 million for LifeMap Sciences.

Operating expenses for the full year 2020 were $12.4 million, as reported, which was comprised of $10.4 million for AgeX and $2.0 million for LifeMap Sciences, and were $10.2 million, as adjusted, comprised of $8.7 million for AgeX and $1.5 million for LifeMap Sciences.

Research and development expenses for the year ended December 31, 2020 decreased by $0.9 million to $5.0 million from $5.9 million in 2019. The decrease was primarily attributable to the layoff of research and development personnel in May 2020.

General and administrative expenses for the year ended December 31, 2020 decreased by $0.7 million to $7.4 million from $8.1 million in 2019. Increases in personnel costs related to an increase in administrative staffing were offset to some extent by a decrease in noncash stock-based compensation expense, general office expense and supplies and travel related expenses with the shelter in place mandates since March 15, 2020 resulting from the COVID-19 pandemic, and the elimination of shared facilities and services fees from AgeX’s former parent Lineage Cell Therapeutics, Inc. following the termination of a Shared Facilities and Services Agreement on September 30, 2019.

The reconciliation between operating expenses determined in accordance with accounting principles generally accepted in the United States (GAAP) and operating expenses, as adjusted, a non-GAAP measure, is provided in the financial tables included at the end of this press release.

Other expense, net: Net other expense for the year ended December 31, 2020 was $0.5 million, as compared with net other income of $0.3 million in the same period in 2019. The change is primarily attributable to increased amortization of deferred debt costs to interest expense following the consummation of loan agreements.

Net loss attributable to AgeX: The net loss attributable to AgeX for the year ended December 31, 2020 was $10.9 million, or ($0.29) per share (basic and diluted) compared to $12.2 million, or ($0.33) per share (basic and diluted), for the same period in 2019.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$527	$2,352
Accounts and grants receivable, net	326	363
Prepaid expenses and other current assets	1,430	1,339
Total current assets	2,283	4,054

Property and equipment, net	-	1,126
Deposits and other long-term assets	50	111
Intangible assets, net	1,592	2,151
TOTAL ASSETS	$3,925	$7,442

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,656	$1,582
Loan due to Juvenescence, net of debt issuance cost, current portion	1,960	-
Related party payables, net	71	64
Deferred revenues, current portion	275	283
Right-of-use lease liability	-	428
Paycheck Protection Program Loan	436	-
Insurance premium liability and other current liabilities	959	940
Total current liabilities	5,357	3,297

Loan due to Juvenescence, net of debt issuance cost, net of current portion	3,900	1,528
Deferred revenues, net of current portion	64	-
TOTAL LIABILITIES	9,321	4,825

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of December 31, 2020 and 2019	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,691 and 37,649 shares issued and outstanding as of December 31, 2020 and 2019, respectively	4	4
Additional paid-in capital	91,810	88,353
Accumulated other comprehensive income	143	69
Accumulated deficit	(97,073)	(86,208)
AgeX Therapeutics, Inc. stockholders’ equity (deficit)	(5,116)	2,218
Noncontrolling interest	(280)	399
Total stockholders’ equity (deficit)	(5,396)	2,617
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,925	$7,442

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2020	2019
REVENUES:
Subscription and advertisement revenues	$1,265	$1,295
Grant revenues	307	180
Other revenues	296	253
Total revenues	1,868	1,728

Cost of sales	(158)	(244)

Gross profit	1,710	1,484

OPERATING EXPENSES:
Research and development	4,978	5,904
General and administrative	7,403	8,139
Total operating expenses	12,381	14,043

Loss from operations	(10,671)	(12,559)

OTHER INCOME (EXPENSES), NET:
Interest income (expense), net	(499)	29
Other income, net	44	294
Total other income (expense), net	(455)	323

NET LOSS BEFORE INCOME TAXES	(11,126)	(12,236)
Income tax provision benefit (expense)	150	(148)

NET LOSS	(10,976)	(12,384)
Net loss attributable to noncontrolling interest	111	230

NET LOSS ATTRIBUTABLE TO AGEX	$(10,865)	$(12,154)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.29)	$(0.33)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,669	37,271

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(10,865)	$(12,154)
Net loss attributable to noncontrolling interest	(111)	(230)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on sale of equity method investment in Ascendance	-	(354)
Depreciation expense	699	91
Amortization of intangible assets	559	558
Amortization of right-of-use asset	424	302
Amortization of debt issuance cost	487	54
Stock-based compensation	933	1,907
Foreign currency remeasurement gain and other	119	76
Changes in operating assets and liabilities:
Accounts and grant receivables, net	10	(232)
Prepaid expenses and other current assets	839	473
Accounts payable and accrued liabilities	340	169
Related party payables	15	(68)
Insurance premium liability	(713)	(599)
Deferred revenues	57	(34)
Other current liabilities	(610)	(119)
Net cash used in operating activities	(7,817)	(10,160)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of equity method investment in Ascendance	-	354
Security deposit paid	-	(74)
Purchase of equipment and other	(20)	(641)
Net cash used in investing activities	(20)	(361)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	-	4,500
Draw down on loan facility from Juvenescence	5,700	1,800
Proceeds from Paycheck Protection Program Loan	433	-
Payment of debt related costs	(157)	-
Repayment of financing lease liability	(15)	(35)
Net cash provided by financing activities	5,961	6,265

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1	1

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,875)	(4,255)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of year	2,452	6,707
End of year	$577	$2,452

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$12	$12

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock upon vesting of restricted stock units	$21	$-
Issuance of common stock to Juvenescence	$37	$56
Issuance of warrants to Juvenescence	$1,640	$236

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage AgeX’s business and to evaluate its performance and its programs in clinical development.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure

Adjusted Operating Expenses

(In thousands)

	For the Three Months Ended December 31, (unaudited)		For the Year Ended December 31,
	2020	2019	2020	2019
GAAP Operating Expenses - as reported	$2,914	$3,186	$12,381	$14,043
Stock-based compensation expense (1)	(182)	(420)	(933)	(1,907)
Depreciation and amortization expense (1)	(469)	(192)	(1,258)	(649)
Non-GAAP Operating Expenses, as adjusted	$2,263	$2,574	$10,190	$11,487

GAAP Operating Expenses - by entity
AgeX and ReCyte Therapeutics, Inc. (3)	$2,479	$2,651	$10,434	$11,801
LifeMap Sciences, Inc. and subsidiary (4)	435	535	1,947	2,242
GAAP Operating Expenses - by entity	$2,914	$3,186	$12,381	$14,043

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and ReCyte Therapeutics, Inc.	$1,940	$2,153	$8,695	$9,705
LifeMap Sciences, Inc. and subsidiary	323	421	1,495	1,782
Non-GAAP Operating Expenses - as adjusted, by entity	$2,263	$2,574	$10,190	$11,487

(1) Noncash charges

(2) AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.

(3) LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc. through March 15, 2021.

Contact for AgeX:

Andrea Park

apark@agexinc.com

(510) 671-8620